Exhibit 10.1

FIRST AMENDMENT

OF

U.S. BANK

2020 AMENDMENT AND RESTATEMENT

OF THE

U.S. BANK NON-QUALIFIED RETIREMENT PLAN

The U.S. Bank Non-Qualified Retirement Plan (the “Plan”) is amended in the following respects:

1. APPENDIX A-3. Effective April 15, 2025, Appendix A-3 of the Plan, U.S. Bancorp Nonqualified Supplemental Executive Retirement Plan, is amended by adding the following Sections 1.2.2 and 1.2.3:

Section 1.2.2

Notwithstanding anything in the SERP to the contrary, the Accrued SERP Benefit of all Participants who have not commenced distribution shall be frozen as of, and shall not change after, April 15, 2025 (the “Freeze Date”).

Section 1.2.3

Section 1.2.3 of the SERP is replaced in its entirety by the following:

1.2.3 Actuarial Equivalent – A benefit of equivalent value computed on the basis of the actuarial tables, factors and assumptions set forth in Appendix C to the U.S. Bancorp Pension Plan; provided, however, that notwithstanding anything in the SERP to the contrary, effective on and after the Freeze Date (as defined in Section 1.2.2), the single, lump sum dollar amount of the SERP Benefit of a Participant who has not yet commenced distribution shall be calculated using the Actuarial Equivalent interest rates and mortality table in effect as of the Freeze Date.

2. SAVINGS CLAUSE. Save and except as expressly amended above, the Plan shall continue in full force and effect.

Effective April 15, 2025